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                                   FORM 8-A/A

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  GENESCO INC.
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             (Exact Name of Registrant as Specified in Its Charter)

Tennessee                                                    62-0211340
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(State of incorporation or organization)                     (I.R.S. Employer
                                                             Identification No.)

             1415 Murfreesboro Road, Nashville, Tennessee 37217-2895
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(Address of Principal Executive Offices)                  (Zip Code)

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
If this form relates to the registration of a      If this form relates to the registration of a
class of securities pursuant to Section 12(b)      class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant      of the Exchange Act and is effective
to General Instruction A.(c), please check the     pursuant to General Instruction A.(d),
following box. ( )                                 please check the following box. ( )
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Securities Act registration statement file number to which this form relates:


Securities to be registered pursuant to Section 12(b) of the Act:

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
                                                 Name of Each Exchange on Which
   Title of Each Class to be Registered          Each Class is to be Registered
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
 Rights to Purchase Series 6 Subordinated            New York Stock Exchange
      Serial Preferred Stock
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        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of class)

The undersigned registrant hereby amends the following items and exhibits or other portions of its Registration Statement on Form 8-A as follows:



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Item 1.           Description of Registrant's Securities to be Registered

Item 1 is hereby amended by adding the following paragraph:

         Effective March 10, 1998, the Board of Directors of Genesco Inc. (the "Company") amended (the "Amendment No. 2 to Rights Agreement") the Rights Agreement dated as of August 8, 1990, as amended on August 8, 1990 (the "Existing Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent. The following paragraphs summarize the principal amendments to the Existing Agreement effectuated through this amendment. Capitalized terms used without definition below have the meanings assigned to them in the Existing Agreement.

         1. Allowance for Inadvertent Acquisitions -- Amendment No. 2 to Rights Agreement provides that Persons who certify that they inadvertently become the Beneficial Owner of 10% or more of the Company's Common Shares or did so without knowledge of the terms of the Rights Agreement will not be considered Acquiring Persons if, within five Business Days of being notified by the Company of their status as an Acquiring Person, such Person divests as promptly as practicable a sufficient number of Common Shares to cause such Person's beneficial ownership to be less than 10% of the outstanding Common Shares.

         2. Shares Acquisition Date -- Amendment No. 2 to Rights Agreement amends the definition of Shares Acquisition Date to allow for postponement of the Shares Acquisition Date as a result of a Person's inadvertent acquisition of beneficial ownership of 10 % or more of the Common Shares.

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
Item 2.        Exhibits
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
               1.       Rights Agreement, dated August 8, 1990, between Genesco Inc. and First
                        Chicago Trust Company of New York, as Rights Agent, including the
                        Form of Certificate of Designations of Genesco Inc.(Exhibit A), Form of
                        Right Certificate (Exhibit B) and Summary of Rights to Purchase Preferred
                        Shares (Exhibit C) (incorporated by reference to Registration Statement on
                        Form 8-A filed August 15, 1990 (File No. 1-3083)).

               2.       First Amendment to Rights Agreement, dated August 8, 1990 between
                        Genesco Inc. and First Chicago Trust Company of New York, as Rights
                        Agent (incorporated by reference to Registration
                        Statement on Form 8-A filed August 15, 1990 (File No.
                        1-3083)).

               3.*      Amendment No. 2 to Rights Agreement, dated March 10, 1998 between
                        Genesco Inc. and First Chicago Trust Company of New York, as Rights
                        Agent.
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*  filed herewith


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                                    SIGNATURE

         Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       GENESCO INC.

                                       By: /s/ Roger G. Sisson
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                                          Name: Roger G. Sisson
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                                          Title: Secretary
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Dated: March 24, 1998
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